As filed with the Securities and Exchange Commission on June 10, 2006
Registration No. 333-124879

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINISAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	3674	77-0398779
(State or other jurisdiction of	(Primary SIC Code Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry S. Rawls
Chief Executive Officer
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Stephen K. Workman	Dennis C. Sullivan, Esq.
Senior Vice President, Finance,	DLA Piper Rudnick Gray Cary US llp
Chief Financial Officer and Secretary	2000 University Avenue
Finisar Corporation	East Palo Alto, California 94303
1308 Moffett Park Drive	(650) 833-2000
Sunnyvale, California 94089
(408) 548-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-124879, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering 4,413,312 shares of common stock not sold under the Registration Statement. Finisar Corporation hereby de-registers 4,413,312 shares of common stock.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on June 7, 2006.

FINISAR CORPORATION

By:	/s/ Jerry S. Rawls*

Jerry S. Rawls
President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jerry S. Rawls* Jerry S. Rawls	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	June 7, 2006

/s/ Stephen K. Workman Stephen K. Workman	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 7, 2006

/s/ Roger C. Ferguson* Roger C. Ferguson	Director	June 7, 2006

/s/ Frank H. Levinson*	Director	June 7, 2006
Frank H. Levinson

Director
David C. Fries

/s/ Larry D. Mitchell* Larry D. Mitchell	Director	June 7, 2006

Director
Robert N. Stephens

Director
Dominique Trempont

*By:	/s/ Stephen K. Workman

Stephen K. Workman
Attorney-In-Fact